Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253873
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.125% Senior Notes due 2031	$850,000,000	100.000%	$850,000,000	$92,735.00
Guarantees of 3.125% Senior Notes due 2031(2)	—	—	—	—

(1)
The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable with respect of the registration of the guarantees.

PROSPECTUS SUPPLEMENT
(To prospectus dated March 4, 2021)
$850,000,000
Ball Corporation
3.125% Senior Notes due 2031
Ball Corporation is offering $850 million in aggregate principal amount of 3.125% Senior Notes due 2031 (the “notes”). Ball Corporation will pay interest on the notes on March 15 and September 15 of each year, beginning March 15, 2022. The notes will mature on September 15, 2031.
We may redeem the notes, in whole or in part, at our option at any time at the redemption prices described under “Description of Notes — Optional Redemption.” If a Change of Control Repurchase Event (as defined herein) occurs, unless we have exercised our option to redeem the notes, we will be required to offer to purchase the notes on terms described under “Description of Notes — Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.”
We intend to use the net proceeds from this offering of the notes, together with cash on hand, to redeem our 5.00% Senior Notes due March 2022, and any remaining net proceeds will be used for general corporate purposes.
The notes will be senior unsecured obligations of Ball Corporation and will rank equally in right of payment to all of Ball Corporation’s existing and future senior indebtedness and senior in right of payment to all of Ball Corporation’s future indebtedness, if any, that expressly provides for its subordination to the notes. Substantially all of our existing domestic subsidiaries will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. The notes and the subsidiary guarantees will be effectively subordinated to all secured indebtedness of Ball Corporation and the subsidiary guarantors to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of Ball Corporation’s subsidiaries that are not guarantors of the notes. See “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.”
The notes will be issued in book entry form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will not be listed on any securities exchange.
Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement.
	Per Note	Total
Public offering price(1)	100.000%	$850,000,000
Underwriting discount(2)	1.243%	$10,565,500
Proceeds, before expenses	98.757%	$839,434,500

(1)
Plus accrued interest from September 14, 2021, if settlement occurs after that date.

(2)
We refer you to the “Underwriting” section beginning on page S-57 of this prospectus supplement for additional information regarding underwriting compensation.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about September 14, 2021.
Global Coordinators and Joint Book-Running Managers
Deutsche Bank Securities	BofA Securities	Citigroup	Goldman Sachs & Co. LLC
Joint Book-Running Managers
BNP PARIBAS	Mizuho Securities	Morgan Stanley	Rabo Securities
	SMBC Nikko	UniCredit Capital Markets
Co-Managers
Barclays	KeyBanc Capital Markets	PNC Capital Markets LLC	Santander
Scotiabank	TD Securities	Academy Securities	MUFG
	Credit Agricole CIB	IMI — Intesa Sanpaolo
The date of this prospectus supplement is September 9, 2021.

Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Ball Corporation,” “Ball,” “the Company,” “we,” “us,” “our” and similar terms refer to Ball Corporation and its consolidated subsidiaries.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the U.S. Securities and Exchange Commission (the “SEC”) for a more complete understanding of the document or matter. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any term sheet we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION
Ball files annual, quarterly and current reports, proxy statements and other information with the SEC. Ball’s SEC filings will also be available to you on the SEC’s website at http://www.sec.gov, on Ball’s website at http://www.ball.com and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Ball’s common stock is listed.

S-i

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus supplement, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus supplement will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 15, 2021, incorporated into such report.

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

•
our Current Reports on Form 8-K filed with the SEC on April 1, 2021, April 29, 2021 and August 5, 2021 (Item 8.01 only).

Whenever after the date of this prospectus supplement, and before the termination of the offering of the securities made under this prospectus supplement, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus supplement from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. Unless the context requires otherwise, all references to this prospectus supplement or the accompanying prospectus include the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus supplement or the accompanying prospectus. Any such request should be directed to:
Ball Corporation
9200 W. 108th Circle, P.O. Box 5000
Westminster, CO 80021-2510
(303) 469-3131
Attention: General Counsel

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains, and the documents incorporated by reference herein may contain, “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.
Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under “Risk Factors” in our periodic reports and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to the following:
•
in our packaging segments:

•
product capacity, supply, and demand constraints and fluctuations, including due to virus and disease outbreaks and responses thereto;

•
availability/cost of raw materials, equipment and logistics;

•
competitive packaging, pricing and substitution;

•
changes in climate and weather;

•
footprint adjustments and other manufacturing changes, including the startup of new facilities and lines;

•
failure to achieve productivity improvements or cost reductions;

•
unfavorable mandatory deposit or other packaging laws;

•
customer and supplier consolidation;

•
power and supply chain interruptions;

•
changes in major customer or supplier contracts or a loss of a major customer or supplier;

•
political instability and sanctions;

•
currency controls;

•
changes in foreign exchange or tax rates; and

•
tariffs, trade actions, or other governmental actions, including business restrictions and shelter-in-place orders in any country or jurisdiction affecting goods produced by us or in our supply chain, including imported raw materials;

•
in our aerospace segment:

•
funding, authorization, availability and returns of government and commercial contracts; and

•
delays, extensions and technical uncertainties affecting segment contracts;

•
supply chain interruptions;

•
in the Company as a whole, those listed above plus:

•
the extent to which sustainability-related opportunities arise and can be capitalized upon;

•
changes in senior management, succession, and the ability to attract and retain skilled labor;

•
regulatory action or issues including tax, environmental, social and governance reporting, competition, environmental, health and workplace safety, including U.S. Food and Drug

S-iii

Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;
•
technological developments and innovations;

•
the ability to manage cyber threats;

•
litigation;

•
strikes;

•
disease;

•
pandemic;

•
labor cost changes;

•
rates of return on assets of the Company’s defined benefit retirement plans;

•
pension changes;

•
uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including policies, orders and actions related to COVID-19;

•
reduced cash flow;

•
interest rates affecting our debt; and

•
successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

MARKET AND INDUSTRY DATA
The market, industry or similar data presented herein or incorporated by reference are based upon estimates by our management, using various third-party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement.

S-v

SUMMARY
This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial data and related notes, before making an investment decision. In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or the context otherwise requires, references to “Ball Corporation,” “Ball,” “the Company,” “we,” “us,” “our” and similar terms refer to Ball Corporation and its consolidated subsidiaries.
Our Company
We are one of the world’s leading suppliers of aluminum packaging for the beverage, personal care and household products industries. We are the largest manufacturer of aluminum beverage containers in the world with significant industry positions in North America, Europe, Middle East and Africa (EMEA) and South America. Our sustainable, aluminum packaging products are produced for a variety of end uses and are manufactured in facilities around the world. We also provide aerospace and other technologies and services primarily to the U.S. government. During the year ended December 31, 2020 and the six months ended June 30, 2021, our total consolidated net sales were $11.8 billion and $6.6 billion, respectively. During the year ended December 31, 2020 and the six months ended June 30, 2021, our packaging businesses were responsible for 85 percent and 87 percent, respectively, of our net sales, with the remaining 15 percent and 13 percent, respectively, contributed by our aerospace business.
Our largest product line is aluminum beverage containers. We also produce extruded aluminum aerosol containers, aluminum slugs and aluminum cups.
We sell our aluminum packaging products globally to large multinational beverage, personal care and household products companies with which we have developed long-term relationships. This is evidenced by our high customer retention and large number of long-term supply contracts. While we have a diversified customer base, we sell a significant portion of our packaging products to major companies and brands, as well as to numerous regional customers. Our significant customers include The Coca-Cola Company and its affiliated bottlers and Anheuser-Busch InBev n.v./s.a., among others.
Our aerospace business is a leader in delivering solutions ranging from entire missions to contributing component level expertise through the design, development and manufacture of innovative systems for intelligence surveillance and reconnaissance, civil, commercial and national security aerospace markets. It produces spacecraft, instruments and sensors, radio frequency systems and components, data exploitation solutions and a variety of advanced technologies and products that enable weather prediction and climate change monitoring as well as deep space missions.
Competitive Strengths
We believe that a number of factors contribute to our position as a premier supplier of packaging products, with multiple sources of earnings and cash flow. These factors include:
•
Significant Presence in Multiple Growing Markets — We are the largest manufacturer of aluminum beverage containers in the world and we shipped approximately 106 billion aluminum containers worldwide in 2020. Our aluminum beverage production in North America, EMEA and South America in 2020 is estimated to represent 42 percent, 43 percent and 50 percent of aggregate production in those respective regions. Our global shipments of aluminum beverage containers increased five percent and ten percent in the year ended December 31, 2020 and the six months ended June 30, 2021, respectively.

•
Diversified Sources of Cash Flow — Our worldwide operations historically have generated significant cash flow. Our presence in multiple markets, including aluminum beverage containers, impact extruded aluminum containers and the slugs used to produce them, as well as high technology aerospace products, diversifies our potential sources of cash flow.

•
Low Cost Manufacturer with State-of-the-Art Facilities — Modernization programs at many of our facilities over the past decade have increased productivity, reduced costs and improved product quality.

We operate modern, efficient beverage container plants, with expertise in aluminum container production. In addition, we have strategically positioned our production sites to provide the most cost-efficient and effective global coverage of any beverage container manufacturer. Our facilities are located in close proximity to the major geographic markets we serve and are close to our major customers’ filling operations in order to minimize transportation costs.
•
Experienced Management — We are led by an experienced management team with a proven track record of successfully integrating major acquisitions, increasing profitability and cash flow, expanding our customer base, implementing state-of-the-art manufacturing process technology, improving operating efficiencies, introducing product innovations and entering new markets and businesses. Our top ten senior executives average over 20 years of experience in the packaging industry.

•
Technological Leadership — We have extensive experience in improving productivity and designing innovative products. In particular, we have successfully increased manufacturing efficiencies and lowered unit costs through internally-developed equipment enhancements. We also have made numerous patented advancements in container and end manufacturing techniques and we have also recently launched a new aluminum cup. Our packaging research and development activities are primarily conducted in our technical center located in Westminster, Colorado. Current research and development efforts include the development of new sizes and types of aluminum containers as well as new uses for the current containers. Our innovation efforts continue to build momentum and play an important role in keeping us close to our customers.

•
High Quality Products and Service — We believe that the quality of our products and our customer service is among the highest in the industry, as indicated by the number of quality and other awards we have earned over many years.

We continually strive to improve the quality of our products and production processes through rigorous quality systems, comprehensive employee training and tight control of our manufacturing processes.
Sustainability
At Ball Corporation, we believe in our people, our culture and our ability to deliver value to our stakeholders. Like uncompromising integrity and customer focus, sustainability is part of our Drive for 10 vision and has been a part of who we are since our founding in 1880.
Our triple bottom-line approach to sustainability — environmental, economic and social — has evolved over the years and is the lens through which we conduct business at every level of our organization today. Sustainability is a key part of our business strategy, and it influences how we manage and operate our businesses, serve our customers, care for the environment and our communities, secure profits and drive long-term prosperity.
We focus our sustainability efforts on product stewardship, operational excellence, human capital management and community engagement. In our manufacturing operations around the world, we work on continuous improvement of employee safety and engagement, energy and water efficiency, reducing air emissions, and waste reduction and recycling. And our commitment extends beyond our walls.
Today’s consumers are acutely aware of the plastic pollution crisis, and they are choosing brands based on their sustainability credentials. Customers understand this growing concern for the environment and their unique position in impacting the environment, especially through the packaging materials they use. Infinitely recyclable and economically valuable, aluminum unlocks the full potential of packaging to help customers convey values and purpose to consumers.
Aluminum cans, bottles and cups are an increasingly attractive option for sustainability-conscious brands and consumers who want to do the right thing for the environment. Unlike plastic, glass, cartons or compostable containers, aluminum can be recycled again and again without losing quality, and is in high demand across industries and applications, pushing its collection, sorting and recycling rates to the highest of any beverage packaging material. That’s why 75 percent of all aluminum ever produced is still in use today.

In 2017, Resource Recycling Systems recognized aluminum beverage cans as the most recycled beverage package in the world, with a global average recycling rate of 69 percent. In comparison, only 43 percent of PET and 46 percent of glass bottles were collected, although not necessarily recycled. These findings solidify aluminum beverage packaging as the leader in real recycling, where the package is collected and then transformed into an item of equal value (product-to-product or material-to-material recycling). In the case of aluminum cans, bottles or cups which are monomaterial, the aluminum can be recycled and made back into the same product in as little as 60 days. In contrast, only nine percent of all plastic ever produced has been recycled and mostly, it’s only down-cycled. Down-cycled products, including but not limited to when plastic is converted to become part of a sneaker or fibers in a carpet, is not sustainable because eventually those products end up in landfills. Real recycling happens when the value of the product being recycled is maintained from one use to another.
Because recycling aluminum saves resources and uses significantly less energy than primary aluminum production, we are innovating and collaborating with our customers, supply chain, and other public and private partners to establish and financially support initiatives to increase recycling rates around the world. For example, we work together to create effective collection and recycling systems and educate consumers about the sustainability benefits of aluminum packaging.
Our aerospace business plays a role in sustainability as well. More and more, our systems are measuring key elements of the physical environment and supporting environmental monitoring and operational weather forecasting programs, as well as providing environmental intelligence on weather, the Earth’s climate system, precipitation, drought, air pollution, vegetation and biodiversity measurements. The data captured through Ball-built instruments and satellites enable an enhanced understanding of the Earth’s ecosystem and the stratospheric ozone layer and severe storm tracking, and better enable effective management of natural resources, including helping experts to make routine drought assessments and fire prevention plans.
Drive for 10 Business Strategy
Our Drive for 10 vision defines our overall business strategy. At its highest level, Drive for 10 is a mindset around perfection, with a greater sense of urgency around our future success. Launched in 2011, Drive for 10 encompasses five strategic levers that are key to growing our businesses and achieving long-term success. These five levers are:
•
Maximizing value in our existing businesses;

•
Expanding into new products and capabilities;

•
Aligning ourselves with the right customers and markets;

•
Broadening our geographic reach; and

•
Leveraging our know-how and technological expertise to provide a competitive advantage.

We also maintain a clear and disciplined financial strategy focused on improving shareholder returns by:
•
Seeking to deliver comparable diluted earnings per share growth of 10 percent to 15 percent per annum over the long-term;

•
Maximizing free cash flow generation; and

•
Increasing Economic Value Added (EVA®) dollars.

The cash generated by our businesses is used primarily: (1) to finance the Company’s operations, (2) to fund growth capital investments, (3) to service the Company’s debt and (4) to return value to our shareholders via stock buy-backs and dividend payments. From time to time, we have evaluated and expect to continue to evaluate possible transactions that we believe will benefit the Company and our shareholders, which may include strategic acquisitions, divestitures of parts of our company or joint ventures. At any time, we may be engaged in discussions or negotiations with respect to possible transactions or may have entered into non-binding letters of intent. There can be no assurance if or when we will enter into any such transactions or the terms of such transactions. The compensation of many of our employees is tied directly to the Company’s performance through our EVA® — based incentive programs.

Our Drive for 10 vision encompasses five strategic levers that are key to growing our business and achieving long-term success. Since launching Drive for 10 in 2011, we have made progress on each of the levers as follows:
•
Maximizing value in our existing businesses by expanding specialty container production across our global plant network to meet current demand and improving efficiencies in our beverage container and end facilities in North America, South America and Europe; leveraging plant floor and integrated planning systems to reduce costs and manage contractual provisions across our diverse customer base; successfully acquiring and integrating a large global aluminum beverage business and regional aluminum aerosol facility while also divesting underperforming steel food and steel aerosol packaging assets in North and South America and four beverage packaging facilities in China; and in the remaining aluminum aerosol business, installing new extruded aluminum aerosol lines in our European, Mexican and Indian facilities while also implementing cost-out and value-in initiatives across all of our businesses;

•
Expanding further into new products and capabilities through commercializing our new lightweight, infinitely recyclable aluminum cup and providing next-generation extruded aluminum aerosol packaging that utilizes proprietary technology to significantly lightweight the can; and successfully introducing new specialty beverage cans and aluminum bottle-shaping technology;

•
Aligning ourselves with the right customers and markets by investing capital to meet continued growth for specialty beverage containers throughout our global network, which represent approximately 45 percent of our global beverage packaging mix; aligning with spiked seltzer and craft brewers, sparkling and still water fillers, wine producers and other new beverage producers who continue to use aluminum beverage containers to grow their business; and in our new aluminum cup business, utilizing online platforms and North American retailers to provide infinitely recyclable aluminum cups directly to consumers;

•
Broadening our geographic reach with our acquisition of Rexam and our new investments in beverage manufacturing facilities in the United States, Brazil, Paraguay, Spain, Mexico, Myanmar and Panama, as well as an extruded aluminum aerosol manufacturing facility in India and successful start-up of a dedicated aluminum cup manufacturing facility in the U.S.; and

•
Leveraging our technological expertise in packaging innovation, including the introduction of our new proprietary, brandable lightweight aluminum cup and providing next-generation aluminum bottle-shaping technologies and the increased production of lightweight ReAl® containers, which utilize technology that increases the strength of aluminum used in the manufacturing process while lightweighting the can by up to 20 percent over a standard aluminum aerosol can, as well as our investment in cyber, data analytics methane monitoring, 5G and LIDAR capabilities to further enhance our aerospace technical expertise across a broader customer portfolio.

These ongoing business developments help us stay close to our customers while expanding and/or sustaining our industry positions and global reach with major beverage, personal care, household products and aerospace customers. In order to successfully execute our strategy and reach our goals, we realize the importance of excelling in the following areas: customer focus, operational excellence, innovation and business development, people and culture focus and sustainability.
Industry Overview
We operate in the packaging industry, which consists of aluminum, glass, plastic and paper-based products in the form of containers, bottles, cartons, boxes, closures and flexible packages for a variety of end uses, including food and beverage, consumer products, personal care, pharmaceutical and medical, household and food service, among others. The industry is global with companies of various sizes operating primarily on a local/regional basis as it is generally not economic to transport unfilled containers long distances. We, along with others in the beverage can industry, primarily utilize a pass-through aluminum pricing methodology in the pricing of beverage cans, which helps protect us from volatility in LME (London Metal Exchange) aluminum prices. This helps stabilize our beverage can earnings and helps insulate our earnings from movements in LME aluminum prices. We hold leading positions in all three of the industry’s largest markets — North America, EMEA and South America. Worldwide shipments of metal beverage containers totaled more than 335 billion units in 2020. According to publicly available information and company estimates, for the countries in which we operate, the North American beverage container industry represents approximately 121 billion containers, followed by EMEA with approximately 80 billion containers, and South America with approximately 39 billion containers.
Redemption of 2022 Notes
Prior to the consummation of this offering, we intend to issue a notice of redemption with respect to all of our outstanding 5.00% Senior Notes due March 2022 (the “2022 notes”). This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell, or a notice of redemption with respect to the 2022 notes.
Corporate Information
Our principal executive office is located at 9200 West 108th Circle, Westminster, CO, 80021-2510 and our telephone number is (303) 469-3131. We also maintain a website at www.ball.com. The information on our website is not part of this prospectus supplement unless such information is specifically incorporated herein.

The Offering
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement.
Issuer
Ball Corporation.
Notes Offered
$850 million in aggregate principal amount of the notes.
Maturity Date
September 15, 2031.
Interest Rate and Interest Payment Dates
3.125% per annum, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning March 15, 2022. Interest will accrue from September 14, 2021.
Guarantees
Ball Corporation’s operations are conducted through its subsidiaries. Ball Corporation’s payment obligations under the notes will be fully and unconditionally guaranteed by substantially all of Ball Corporation’s existing domestic subsidiaries, as well as Ball Corporation’s future domestic subsidiaries that are guarantors of Ball Corporation’s other indebtedness. The notes will not be guaranteed by any of Ball Corporation’s foreign subsidiaries.
The non-guarantor subsidiaries generated approximately 46% and 48% of our net sales for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively, and held approximately 64% and 63% of our assets as of December 31, 2020 and June 30, 2021, respectively. See “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.”
Ranking
The notes will be senior unsecured obligations of Ball Corporation and will rank:
•
equally in right of payment to all of Ball Corporation’s existing and future senior indebtedness and other liabilities, including trade payables, our outstanding 2022 notes, 4.00% Senior Notes due November 2023 (the “2023 notes”), 4.375% euro denominated Senior Notes due December 2023 (the “2023 Euro notes”), 0.875% euro denominated Senior Notes due March 2024 (the “2024 Euro notes”), 5.25% Senior Notes due July 2025 (the “2025 notes”), 4.875% Senior Notes due March 2026 (the “2026 notes”), 1.50% euro denominated Senior Notes due March 2027 (the “2027 Euro notes”) and 2.875% Senior Notes due August 2030 (the “2030 notes” and, together with the 2022 notes, 2023 notes, 2023 Euro notes, 2024 Euro notes, 2025 notes, 2026 notes and 2027 Euro notes, the “existing senior notes”); and

•
senior in right of payment to all of Ball Corporation’s future indebtedness, if any, that expressly provides for its subordination to the notes.

•
the subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor’s senior unsecured obligation and will rank:

•
equally in right of payment to all of such subsidiary guarantor’s existing and future senior debt and other liabilities, including trade payables and such subsidiary guarantor’s guarantee of the existing senior notes; and
•
senior in right of payment to all of such subsidiary guarantor’s future debt, if any, that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.

The notes and the subsidiary guarantees will be effectively subordinated to any secured debt of Ball Corporation and the subsidiary guarantors, including borrowings under Ball Corporation’s Amended Credit Agreement (as defined herein) and guarantees thereof, to the extent of the value of the assets securing that indebtedness. The notes and the subsidiary guarantees will also be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of Ball Corporation’s subsidiaries that are not subsidiary guarantors.
As of June 30, 2021, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds:
•
Ball Corporation and its subsidiaries would have had approximately $7.8 billion in aggregate principal amount of outstanding long-term debt on a consolidated basis, of which approximately $0.6 billion would have been secured and an additional approximately $1.7 billion would have been available for borrowing on a secured basis under Ball Corporation’s Amended Credit Agreement;

•
approximately $7.3 billion in aggregate principal amount of Ball Corporation’s and its subsidiary guarantors’ outstanding debt would have consisted of the existing senior notes and the notes; and

•
Ball Corporation’s subsidiaries that are not guarantors of the notes would have had approximately $3.8 billion in liabilities, excluding intercompany liabilities but including trade payables.

See “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.”
Change of Control
Upon the occurrence of a Change of Control Repurchase Event (as defined herein), we will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes — Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.”
Optional Redemption
We may redeem the notes at any time in whole, or from time to time in part, prior to June 15, 2031 (three months prior to the maturity date of the notes), at our option at the “make-whole” redemption price, as described in “Description of Notes — Optional Redemption.”
We may redeem the notes at any time in whole, or from time to time in part, on and after June 15, 2031 (three months prior to the maturity date of the notes) at our option at a price equal to 100% of the principal amount of the notes being redeemed.

In each case, we will also pay the accrued and unpaid interest on the notes to, but excluding, the redemption date. See “Description of Notes — Optional Redemption.”
Certain Covenants
The indenture governing the notes will contain certain restrictions, including limitations that restrict our ability and the ability of certain of our subsidiaries to incur secured indebtedness or enter into certain sale and leaseback transactions. These restrictions are subject to a number of exceptions. See “Description of Notes — Certain Covenants.”
Use of Proceeds
We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $838 million (after deducting the underwriting discounts and commissions and estimated expenses related to this offering).
We intend to use the net proceeds from this offering of the notes, together with cash on hand, to redeem the 2022 notes, and any remaining net proceeds will be used for general corporate purposes. To the extent any of the underwriters or their affiliates hold any of the existing senior notes, such underwriters or their affiliates may receive a portion of the net proceeds from this offering.
Form and Denomination
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of DTC. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under “Description of Notes — Book-Entry Procedures.”
Listing and Trading
We do not intend to list the notes on any securities exchange or include the notes in any automated quotation system.
No Public Market
The notes will be new securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and any such market-making may be discontinued by the underwriters in their discretion at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. See “Underwriting.”
Risk Factors
See “Risk Factors” beginning on page S-11 and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the notes.
Trustee
Deutsche Bank Trust Company Americas.
Paying Agent
Deutsche Bank Trust Company Americas.
Governing Law
New York.

Summary Historical Financial Data
The following tables set forth the summary historical consolidated financial data for the Company as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, and as of June 30, 2021 and for the six months ended June 30, 2021 and 2020. The information as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 was derived from our audited consolidated financial statements. The information as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 was derived from our unaudited condensed consolidated financial statements that include, in the opinion of management, all normal and recurring adjustments necessary to state fairly the information for the periods and at the dates presented. The results of operations for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021.
The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes, all of which are contained in our Annual Report on Form 10-K filed with the SEC on February 17, 2021 and in our Quarterly Report on Form 10-Q filed with the SEC on August 6, 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Statement of Earnings Data:	Year Ended December 31,			Six Months Ended June 30,
	2020	2019	2018	2021	2020
	(dollars in million, except per share data)
Net sales	$11,781	$11,474	$11,635	$6,584	$5,586
Cost of sales (excluding depreciation and amortization)	(9,323)	(9,203)	(9,329)	(5,253)	(4,445)
Depreciation and amortization(1)	(668)	(678)	(702)	(340)	(339)
Selling, general and administrative	(525)	(417)	(478)	(323)	(242)
Business consolidation and other activities	(262)	(244)	(191)	5	(227)
Earnings before interest and taxes	$1,003	$932	$935	$673	$333
Net earnings(2)	$582	$536	$453	$402	$115
Net earnings attributable to Ball Corporation(2) .	$585	$566	$454	$402	$117
Other Data:
EBITDA(3)	$1,671	$1,610	$1,637	$1,013	$672
Comparable EBITDA(3)	1,933	1,854	1,828	1,008	899
EBITDA margin(4)	14.2%	14.0%	14.1%	15.4%	12.0%
Comparable EBITDA margin(4)	16.4%	16.2%	15.7%	15.3%	16.1%
Total interest expense(5)	$(316)	$(324)	$(302)	$(133)	$(178)
Cash provided by (used in) operating activities	1,432	1,548	1,566	168	(232)
Cash provided by (used in) investing activities	(1,181)	(422)	(206)	(736)	(441)
Cash provided by (used in) financing activities .	(602)	(46)	(1,040)	(222)	(388)
Capital expenditures	(1,113)	(598)	(816)	(757)	(447)
Cash dividends per common share	0.60	0.55	0.40	0.30	0.30
Balance Sheet Data:	As of December 31,		As of June 30,
	2020	2019	2021
	(dollars in millions)
Cash and cash equivalents	$1,366	$1,798	$571
Working capital(6)	231	(693)	(888)
Total assets	18,252	17,360	19,146
Ball Corporation shareholders’ equity	3,275	2,949	3,639
Total equity	3,337	3,019	3,701

	Year Ended December 31,			Six Months Ended June 30,
	2020	2019	2018	2021	2020
	(dollars in millions)
Net earnings attributable to Ball Corporation(2)	$585	$566	$454	$402	$117
Net earnings (loss) attributable to noncontrolling interests(2)	(3)	(30)	(1)	—	(2)
Net earnings(2)	582	536	453	402	115
Equity in results of affiliates, net of tax	6	1	(5)	(10)	21
Tax (provision) benefit	99	71	185	148	19
Earnings before taxes, as reported(2)	687	608	633	540	155
Total interest expense	316	324	302	133	178
Earnings before interest and taxes (EBIT)(2)	1,003	932	935	673	333
Depreciation and amortization	668	678	702	340	339
EBITDA(3)	1,671	1,610	1,637	1,013	672
Business consolidation and other activities	262	244	191	(5)	227
Comparable EBITDA(3)	$1,933	$1,854	$1,828	$1,008	$899

(1)
Includes amortization of acquired Rexam intangibles.

(2)
Includes business consolidation and other activities and other items affecting comparability between years.

(3)
EBITDA represents earnings before interest, taxes, depreciation and amortization and Comparable EBITDA represents earnings before interest, taxes, depreciation and amortization, business consolidation and other activities and other non-comparable costs. We present EBITDA and Comparable EBITDA because we consider them important supplemental measures of our financial performance and our management believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies’ financial performance in our industry. EBITDA and Comparable EBITDA are non-U.S. GAAP measures and should not be considered alternatives to net earnings as indicators of our operating performance. Non-U.S. GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP. A reconciliation of EBITDA and Comparable EBITDA to earnings before taxes follows.

(4)
EBITDA Margin and Comparable EBITDA Margin are calculated as follows:

	Year ended December 31,			Six Months ended June 30,
	2020	2019	2018	2021	2020
	(dollars in millions)
EBITDA	$1,671	$1,610	$1,637	$1,013	$672
Comparable EBITDA	1,933	1,854	1,828	1,008	899
Net Sales	11,781	11,474	11,635	6,584	5,586
EBITDA Margin (EBITDA/Net Sales)	14.2%	14.0%	14.1%	15.4%	12.0%
Comparable EBITDA Margin (Comparable EBITDA/ Net Sales)	16.4%	16.2%	15.7%	15.3%	16.1%

(5)
Interest expense includes debt refinancing and other costs of $41 million, $7 million and $1 million for the years ended December 31, 2020, 2019 and 2018, respectively, and $0 and $40 million for the six months ended June 30, 2021 and 2020, respectively.

(6)
Working capital is defined as current assets less current liabilities.

RISK FACTORS
You should carefully consider the following risk factors and the risk factors and assumptions related to our business identified or described in our most recent Annual Report on Form 10-K, including Exhibit 99 thereto, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in the notes. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. The occurrence of any one or more of the following could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.
Risk Related to the Company
We face risks related to health epidemics, pandemics and other outbreaks, including the current novel coronavirus (COVID-19), which could adversely affect our business.
The circumstances of the current COVID-19 outbreak are changing rapidly, and at this time we are unable to reasonably estimate the full impact of the COVID-19 outbreak on our financial results. The products produced and services provided by Ball are essential and, as a result, relevant governments around the world have allowed our operations to continue through this crisis. However, COVID-19 could give rise to circumstances that cause one or more of the following risk factors discussed in our 2020 Annual Report on Form 10-K filed on February 17, 2021, to occur:
•
we could lose key customers, one or more of our customers could become insolvent or have a reduction in demand for our products and services;

•
we could be subject to changes in laws and governmental regulations that adversely affect our business and operations;

•
we could be subject to adverse fluctuations in currency exchange rates;

•
we might lose key management and operating personnel;

•
we may be subject to disruptions in the supply or price of our raw materials;

•
we may face prolonged work stoppages at our facilities;

•
we may be impacted by government budget constraints or government shutdowns;

•
our pension plan investments may not perform as expected, and we may be required to make additional contributions to our pension plans which would otherwise be available for other general corporate purposes;

•
our access to capital markets may be restricted, which could adversely affect our short-term liquidity and prevent us from fulfilling our obligations under the notes issued pursuant to our bond indentures;

•
we may be subject to increased information technology (IT) security threats and reduced network access availability;

•
our operations and of our principal customers and suppliers could be designated as nonessential across our key markets; and

•
a material weakness in our internal control over financial reporting or a material misstatement in our financial statements.

Because the nature of a global outbreak of COVID-19 is far-reaching and its impacts cannot be completely anticipated, additional risks may arise that could materially impact the Company’s financial results and liquidity.
The Company has or may implement actions to minimize the risks and associated negative effects from COVID-19, which do not guarantee the prevention or mitigation of material impacts on our business. Some of these actions may include, and are not limited to:

•
implementing alternative work arrangements including work from home;

•
limiting or eliminating work-related travel;

•
effecting a full or partial shut-down of operations;

•
enhancing the cleaning and disinfecting of our physical locations;

•
implementing health screening for employees and third parties who enter our facilities;

•
adjusting inventory levels to mitigate potential supply disruptions;

•
modifying payment terms with customers;

•
providing additional health-related services to our employees;

•
reducing compensation for our employees;

•
reducing our workforce levels;

•
modifying our debt arrangements; and

•
adjusting contributions to defined benefit pension plans or income tax payments.

Risks Related to the Notes
Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
We have now and, after this offering, will continue to have a significant amount of debt. On June 30, 2021, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have had total long-term debt of $7.8 billion (of which $850 million would have consisted of the notes, $6.4 billion would have consisted of our existing senior notes and $0.5 billion would have consisted of other debt) and approximately $1.7 billion available for additional borrowings under our Amended Credit Agreement. Our high level of debt could have important consequences, including the following:
•
use of a large portion of our cash flow to pay principal and interest on our notes, our credit facilities and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

•
increase our vulnerability to general adverse economic and industry conditions;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
restrict us from making strategic acquisitions or exploiting business opportunities;

•
place us at a competitive disadvantage compared to our competitors that have less debt;

•
limit our ability to make capital expenditures in order to maintain our manufacturing plants in good working order and repair; and

•
limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends.

In addition, a substantial portion of our existing debt bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we sometimes enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.
We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.
Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control. Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our Amended Credit Agreement will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control.
We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our Amended Credit Agreement or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facilities, the existing senior notes or the notes, on commercially reasonable terms or at all.
Despite our current significant level of debt, we may still be able to incur substantially more debt, including secured debt. This could further exacerbate the risks associated with our substantial debt.
We may be able to incur substantial additional debt, including secured debt, in the future. The indentures governing the notes and our existing senior notes do not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Although our credit facilities contain restrictions on the incurrence of additional debt, and the indentures governing the notes and our existing senior notes contain certain restrictions on the incurrence of additional secured debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. As of June 30, 2021, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have had approximately $1.7 billion available for additional borrowings under our Amended Credit Agreement, all of which would be secured.
The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt.
Holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. Notably, Ball Corporation and the subsidiary guarantors are parties to our Amended Credit Agreement, which is secured, subject to certain exceptions, by a lien or pledge on (i) 100% of the capital stock of each of Ball’s present and future direct and indirect material wholly-owned domestic subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries and (ii) 65% of the capital stock of each of Ball’s present and future material wholly-owned first-tier foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries, other than certain excluded subsidiaries. In addition, the obligations of certain foreign borrowers and foreign pledgors under the Amended Credit Agreement and the other loan documents are secured, with certain exceptions in accordance with the terms of the loan documents and the applicable pledge agreement, by a valid first priority perfected lien or pledge on 100% of the capital stock of certain of Ball’s material wholly-owned foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned material subsidiaries, other than certain excluded subsidiaries. The notes and the guarantees will be effectively subordinated to all secured debt to the extent of the value of the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured debt.
As of June 30, 2021, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, we would have secured long-term debt of $0.6 billion and approximately $1.7 billion would have been available for additional borrowings under our Amended Credit Agreement, all of which would be secured. We may be permitted to borrow substantial additional debt, including secured debt, in the future under the terms of the indenture governing the notes.

The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes.
The notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Substantially all of our domestic subsidiaries will guarantee the notes, and none of our foreign subsidiaries will guarantee the notes. As of June 30, 2021, on an as adjusted basis, after giving effect to this offering and the intended use of proceeds, our non-guarantor subsidiaries would have had approximately $3.8 billion of outstanding liabilities, excluding intercompany liabilities, but including trade payables. In addition, the non-guarantor subsidiaries generated approximately 48% of our net sales and approximately 52% of our EBITDA for the six months ended June 30, 2021, and held approximately 63% of our assets as of June 30, 2021.
The notes do not impose any limitations on our ability to incur additional unsecured debt, guarantees or other obligations.
The indenture governing the notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. Except for the limitations on granting liens on the capital stock and indebtedness of our subsidiaries and on certain limited assets we and certain of our subsidiaries own (or on entering into sale and leaseback transactions with respect to those assets) the indenture governing the notes does not restrict our ability to incur secured indebtedness, grant liens on our assets or to engage in sale and leaseback transactions. See “Description of Notes — Limitation on Liens” and “Description of Notes — Limitation on Sale and Leaseback Transactions.”
We may not be able to service the notes because of our operational structure.
The notes are obligations solely of Ball Corporation, and each subsidiary guarantee is the obligation solely of the applicable guarantor. Ball Corporation, the issuer of the notes, is a holding company and, as such, its operations are conducted through its subsidiaries. Ball Corporation’s subsidiaries are its primary source of income and it relies on that income to make payments on debt. However, Ball Corporation’s subsidiaries are separate and distinct legal entities.
Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the notes cannot demand repayment of the notes from Ball Corporation’s subsidiaries because the notes are not obligations of non-guarantor subsidiaries. Therefore, although Ball Corporation’s operating subsidiaries may have cash, Ball Corporation may not be able to make payments on its debt. In addition, the non-guarantor subsidiaries are not obligated to make distributions to Ball Corporation. The ability of Ball Corporation’s subsidiaries to make payments to Ball Corporation will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. The indentures governing the existing senior notes do not limit the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us.
The definition of a Change of Control requiring us to repurchase the notes is limited, and the market price of the notes may decline if we enter into a transaction that is not a Change of Control under the indenture governing the notes.
The term “Change of Control” (as used in the notes) is limited in scope and does not include every event that might cause the market price of the notes to decline. Furthermore, we are required to repurchase the notes upon a Change of Control only if, during the 60 days after the earlier of such Change of Control or public announcement thereof (which period may be extended), such notes have a credit rating below investment grade from each of the three rating agencies. As a result, our obligation to repurchase the notes upon the occurrence of a Change of Control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may not have sufficient funds to purchase the notes upon a Change of Control Repurchase Event as required by the indenture governing the notes.
Holders of the notes may require us to repurchase their notes upon a Change of Control Repurchase Event as defined under “Description of Notes — Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.” We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price of the notes, the existing senior notes, which have similar provisions, or other then-existing debt securities or other indebtedness, the holders of which may be entitled to similar rights. Furthermore, a change of control (as defined therein) is an event of default under our Amended Credit Agreement and the terms of our other then-existing indebtedness or other agreements may contain financial covenants, events of default provisions or other provisions that could be violated if a change of control (as defined therein) were to occur or if we were required to repurchase the notes, the existing senior notes or other debt securities or repay indebtedness containing a similar repurchase or repayment requirement.
The subsidiary guarantees of the notes could be subordinated or voided by a court.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:
•
received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•
was insolvent or rendered insolvent by reason of such incurrence; or

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In such instances, the note holders would cease to have any claim in respect of that subsidiary guarantee and would be creditors solely of Ball Corporation and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations.
A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.
If a court determines the issuance of the notes constituted a fraudulent transfer, the holders of the notes may not receive payment on the notes.
Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued Ball Corporation:

•
issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

•
received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) we were insolvent or were rendered insolvent by reason of the issuance of the notes; or (ii) we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature; then a court could:

•
avoid all or a portion of our obligations to the holders of the notes;

•
subordinate our obligations to the holders of the notes to other existing and future debt of us, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

•
take other action harmful to the holders of the notes, including in certain circumstances, invalidating the notes.

In any of these events, we could not assure you that the holders of the notes would ever receive payment on the notes.
The measures of insolvency for the purposes of the above are described in the risk factor “The subsidiary guarantees of the notes could be subordinated or voided by a court.” We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.
An active trading market may not develop for the notes.
There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these securities and by changes in our financial performance or prospects. A liquid trading market in the notes may not develop.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $838 million (after deducting the underwriting discounts and commissions and estimated expenses related to this offering). We intend to use the net proceeds from this offering of the notes, together with cash on hand, to redeem the 2022 notes, and any remaining net proceeds will be used for general corporate purposes. To the extent any of the underwriters or their affiliates hold any of the existing senior notes, such underwriters or their affiliates may receive a portion of the net proceeds from this offering. See “Underwriting — Other Relationships.”

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2021 (1) on an actual basis and (2) on an as adjusted basis after giving effect to the issuance of $850 million in aggregate principal amount of notes offered hereby and the intended use of proceeds.
	As of June 30, 2021
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents(1)	$571	$659
Long-term debt, including current portion:
Senior Secured Credit Facilities:
Term A Loan	593	593
U.S. dollar Revolver(2)	—	—
Multi-currency Revolver(2)	—	—
5.00% Senior Notes due 2022	736	—
4.00% Senior Notes due 2023	1,000	1,000
4.375% euro denominated Senior Notes due 2023	830	830
0.875% euro denominated Senior Notes due 2024	889	889
5.25% Senior Notes due 2025	1,000	1,000
4.875% Senior Notes due 2026	750	750
1.50% euro denominated Senior Notes due 2027	652	652
2.875% Senior Notes due 2030	1,300	1,300
Senior Notes offered hereby	—	850
Finance lease obligations	11	11
Other debt(3)	(53)	(65)
Total long-term debt, including current portion	7,708	7,810
Total equity	3,701	3,687
Total capitalization	$11,409	$11,497

(1)
Cash and cash equivalents, on an as adjusted basis, reflect cash utilized to repay borrowings in excess of the net proceeds received from the issuance of the notes.

(2)
As of June 30, 2021, taking into account outstanding letters of credit, approximately $1.7 billion was available under the U.S. dollar revolving credit facility and multi-currency revolving credit facility.

(3)
Other debt excludes $33 million of short-term debt outstanding under uncommitted bank facilities as of June 30, 2021 and includes $59 million, on an actual basis, and $71 million, on an as adjusted basis, of debt issuance costs as of June 30, 2021.

DESCRIPTION OF OTHER INDEBTEDNESS
Amended Credit Agreement
General
The following summary of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Credit Agreement, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 25, 2019.
On March 18, 2016, Ball, certain of its subsidiaries, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent (in such capacities, the “Agents”), the other lenders party thereto and the facing agents party thereto, entered into a Credit Agreement (the “Original Credit Agreement”). Borrowings under the Original Credit Agreement were used to refinance in full Ball’s existing unsecured bridge loan agreement and revolving credit facility. At that time, the facilities under the Original Credit Agreement consisted of (1) a $1.4 billion Term A loan facility available to Ball, (2) a €1.1 billion Term A loan facility available to a subsidiary of Ball and (3) a $1.5 billion multi-currency revolving credit facility available to Ball and certain of its subsidiaries.
On March 25, 2019, Ball, certain of its subsidiaries, the Agents, the lenders party thereto and the facing agents party thereto, entered into a Second Amendment to Credit Agreement (the “Second Amendment”; and the Original Credit Agreement, as amended, including by the Second Amendment and the Third Amendment, the “Amended Credit Agreement”), which amended the Original Credit Agreement by, among other things, (i) extending the maturity date from March 18, 2021 to March 25, 2024, (ii) refinancing the existing $797,500,000 term loan facility available to Ball thereunder with a new $797,500,000 term loan facility and (iii) refinancing the $1.5 billion multi-currency revolving credit facility available to Ball and certain of its subsidiaries thereunder with a $1,250,000,000 U.S. dollar revolving credit facility available to Ball and certain of its domestic subsidiaries and a $500,000,000 multi-currency revolving facility available to Ball and certain of its subsidiaries.
Interest
Borrowings under the Amended Credit Agreement bear interest at a rate per annum equal to, at Ball’s option, (i) the 1, 2, 3 or 6 month, or, subject to certain conditions, 12 month or any period less than one month LIBOR rate plus a margin based on the net leverage ratio (as defined in the Amended Credit Agreement) of Ball, which varies from 1.00 percent to 1.50 percent or (ii) a base rate plus a margin based on the net leverage ratio of the company, which varies from 0.00 percent to 0.50 percent; provided that, prior to the delivery of Ball’s annual financial statements for the fiscal year ending December 31, 2019, such margin was fixed at 1.5 percent for LIBOR loans and 0.50 percent for base rate loans.
Outstanding term loans under the new term loan facility are payable in equal installments of $4,984,375 on the last business day of each of the first eight full fiscal quarters occurring after March 25, 2019 commencing with the fiscal quarter ending June 30, 2019 and subsequently in equal installments of $14,953,125 on the last business day of each of the following full fiscal quarters commencing with the fiscal quarter ending June 30, 2021, ending with (and including) the fiscal quarter ending immediately prior to the maturity date, with the balance due on the maturity date. All of such payments prior to March 31, 2023 have been prepaid by Ball prior to this offering.
Representations and Warranties; Covenants
The Amended Credit Agreement contains customary representations and warranties, events of default and covenants for an instrument of this type, including, among other things, covenants that restrict the ability of Ball and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. Prior to giving effect to the Third Amendment, the financial covenant in the Amended Credit Agreement required Ball to maintain a net leverage ratio of no greater than 4.50 to 1.00 for any period of four consecutive fiscal quarters of Ball ending on or after March 31, 2019, which maximum net leverage ratio could be increased to 5.00 to 1.00, upon the consummation of certain permitted acquisitions, for the four fiscal quarter period commencing with the fiscal quarter in which each such acquisition is consummated (each such period, a “Financial Covenant Adjustment Period”).
On August 3, 2020, Ball and certain of the lenders party thereto entered into a Third Amendment to the Credit Agreement (the “Third Amendment”), which, among other things, modified the financial covenant to require Ball to maintain a net leverage ratio of no greater than (a) 5.00 to 1.00 for any period of four consecutive fiscal quarters of Ball ending on or prior to September 30, 2022 (or, if any such period ends during a Financial Covenant Adjustment Period, 5.50 to 1.00) or (b) 4.50 to 1.00 for any period of four consecutive fiscal quarters of Ball ending on or after to December 31, 2022 (or, if any such period ends during a Financial Covenant Adjustment Period, 5.00 to 1.00).
Commitments and loans outstanding under the Amended Credit Agreement may be voluntarily reduced or prepaid without premium or penalty other than payment of customary breakage costs. Loans outstanding under the term loan facility will be subject to mandatory prepayment by the net cash proceeds of asset dispositions or casualty or condemnation events with respect to assets of Ball and its subsidiaries, except for certain specified exceptions and subject to specified thresholds, in each case to the extent not reinvested in accordance with the terms of the Amended Credit Agreement.
Events of Default
If an event of default under the Amended Credit Agreement occurs, the commitments under the Amended Credit Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.
Security and Guarantees
Ball and all of its present and future material wholly-owned domestic subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries, and certain other domestic subsidiaries, guaranty the obligations (or, in the case of U.S. domiciled foreign subsidiaries, the obligations of foreign credit parties only) under the loan documents and any swap contracts entered into with any of the lenders or their affiliates that remain a lender or an affiliate, with certain exceptions and subject to grace periods in accordance with the terms of the Amended Credit Agreement.
The obligations under the loan documents are secured, with certain exceptions in accordance with the terms of the Amended Credit Agreement and the applicable pledge agreement, by a valid first priority perfected lien or pledge on (i) 100% of the capital stock of each of Ball’s present and future direct and indirect material wholly-owned domestic subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries and (ii) 65% of the capital stock of each of Ball’s present and future material wholly-owned first-tier foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries, other than certain excluded subsidiaries. In addition, the obligations of certain foreign borrowers and foreign pledgors under the loan documents are secured, with certain exceptions in accordance with the terms of the loan documents and the applicable pledge agreement, by a valid first priority perfected lien or pledge on 100% of the capital stock of certain of Ball’s material wholly-owned foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned material subsidiaries, other than certain excluded subsidiaries.
5.00% U.S. Dollar Denominated Senior Notes due 2022
General
The following summary of the 2022 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the seventh supplemental indenture, dated March 9, 2012, governing the 2022 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 8, 2012, and filed on March 9, 2012.
The 2022 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2022 notes was $736 million. The 2022 notes will mature on March 15, 2022. Interest on the 2022 notes accrues at a rate of 5% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2022 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2022 notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2022 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2022 note indenture) plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2022 notes, the holders of the 2022 notes have the right to require us to repurchase all or any part of that holder’s 2022 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2022 notes indenture contains certain covenants for the benefit of the holders of the 2022 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2022 notes.
4.00% U.S. Dollar Denominated Senior Notes due 2023
General
The following summary of the 2023 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the eighth supplemental indenture, dated May 16, 2013, governing the 2023 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated May 16, 2013, and filed on May 17, 2013.
The 2023 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2023 notes was $1.0 billion. The 2023 notes will mature on November 15, 2023. Interest on the 2023 notes accrues at a rate of 4% per annum and is payable semiannually in arrears on May 15 and November 15 of each year to holders of record on the immediately preceding May 1 and November 1.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2023 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2023 notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2023 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2023 note indenture) plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2023 notes, the holders of the 2023 notes have the right to require us to repurchase all or any part of that holder’s 2023 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2023 notes indenture contains certain covenants for the benefit of the holders of the 2023 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2023 notes.
4.375% Euro Denominated Senior Notes due 2023
General
The following summary of the 2023 Euro notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the third supplemental indenture, dated December 14, 2015, governing the 2023 Euro notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated December 14, 2015, and filed on December 16, 2015.
The 2023 Euro notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2023 Euro notes was $830 million (based on U.S. dollar/euro exchange rate as of June 30, 2021). The 2023 Euro notes will mature on December 15, 2023. Interest on the 2023 Euro notes accrues at a rate of 4.375% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record on the immediately preceding December 15 and June 15.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2023 Euro notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2023 Euro notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2023 Euro notes at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Comparable Government Bond Rate (as defined in the third supplemental indenture) plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2023 Euro notes, the holders of the 2023 Euro notes have the right to require us to repurchase all or any part of that holder’s 2023 Euro notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2023 Euro notes indenture contains certain covenants for the benefit of the holders of the 2023 Euro notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2023 Euro notes.
0.875% Euro Denominated Senior Notes due 2024
General
The following summary of the 2024 Euro notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball

Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the eleventh supplemental indenture, dated November 18, 2019, governing the 2024 Euro notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated November 13, 2019, and filed on November 18, 2019.
The 2024 Euro notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2024 Euro notes was $889 million (based on U.S. dollar/euro exchange rate as of June 30, 2021). The 2024 Euro notes will mature on March 15, 2024. Interest on the 2024 Euro notes accrues at a rate of 0.875% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record at the close of business on the business day immediately preceding such interest payment date.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2024 Euro notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2024 Euro notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2024 Euro notes, upon not less than 30 nor more than 60 days’ notice, prior to December 15, 2023 (the “2024 Euro note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2024 Euro notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Euro notes that would be due if the 2024 Euro notes matured on the 2024 Euro note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the eleventh supplemental indenture) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
At any time on or after the 2024 Euro note Par Call Date, Ball may redeem all or any of the 2024 Euro notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2024 Euro notes, the holders of the 2024 Euro notes have the right to require us to repurchase all or any part of that holder’s 2024 Euro notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2024 Euro notes indenture contains certain covenants for the benefit of the holders of the 2024 Euro notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2024 Euro notes.
5.25% U.S. Dollar Denominated Senior Notes due 2025
General
The following summary of the 2025 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated March 27, 2006, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 27, 2006, and filed on March 30, 2006, and the tenth supplemental indenture, dated June 25, 2015, governing the 2025 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated June 25, 2015, and filed on June 25, 2015.
The 2025 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2025 notes was $1.0 billion. The 2025 notes will mature on July 1, 2025. Interest on the 2025 notes accrues at a rate of 5.25% per annum and is payable semiannually in arrears on July 1 and January 1 of each year to holders of record on the immediately preceding June 15 and December 15.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2025 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2025 notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2025 notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2025 note indenture) plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2025 notes, the holders of the 2025 notes have the right to require us to repurchase all or any part of that holder’s 2025 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2025 notes indenture contains certain covenants for the benefit of the holders of the 2025 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.

Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2025 notes.
4.875% U.S. Dollar Denominated Senior Notes due 2026
General
The following summary of the 2026 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the tenth supplemental indenture, dated March 9, 2018, governing the 2026 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated March 6, 2018, and filed on March 9, 2018.
The 2026 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2026 notes was $750 million. The 2026 notes will mature on March 15, 2026. Interest on the 2026 notes accrues at a rate of 4.875% per annum and is payable semiannually in arrears on March 15 and September 15 of each year to holders of record on the immediately preceding March 1 and September 1.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2026 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2026 notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2026 notes, upon not less than 30 nor more than 60 days’ notice, prior to December 15, 2025 (the “2026 note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2026 notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 notes that would be due if the 2026 notes matured on the 2026 note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2026 note indenture) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
At any time on or after the 2026 note Par Call Date, Ball may redeem all or any of the 2026 notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2026 notes, the holders of the 2026 notes have the right to require us to repurchase all or any part of that holder’s 2026 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants
The 2026 notes indenture contains certain covenants for the benefit of the holders of the 2026 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2026 notes.
1.50% Euro Denominated Senior Notes due 2027
General
The following summary of the 2027 Euro notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the twelfth supplemental indenture, dated November 18, 2019, governing the 2027 Euro notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated November 13, 2019, and filed on November 18, 2019.
The 2027 Euro notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2027 Euro notes was $652 million (based on U.S. dollar/euro exchange rate as of June 30, 2021). The 2027 Euro notes will mature on March 15, 2027. Interest on the 2027 Euro notes accrues at a rate of 1.50% per annum and is payable semiannually in arrears on January 1 and July 1 of each year to holders of record at the close of business on the business day immediately preceding such interest payment date.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2027 Euro notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2027 Euro notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2027 Euro notes, upon not less than 30 nor more than 60 days’ notice, prior to December 15, 2026 (the “2027 Euro note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2027 Euro notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Euro notes that would be due if the 2027 Euro notes matured on the 2027 Euro note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the twelfth supplemental indenture) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.
At any time on or after the 2027 Euro note Par Call Date, Ball may redeem all or any of the 2027 Euro notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.

Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2027 Euro notes, the holders of the 2027 Euro notes have the right to require us to repurchase all or any part of that holder’s 2027 Euro notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2027 Euro notes indenture contains certain covenants for the benefit of the holders of the 2027 Euro notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2027 Euro notes.
2.875% U.S. Dollar Denominated Senior Notes due 2030
General
The following summary of the 2030 notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated November 27, 2015, which was filed with the SEC by Ball Corporation on its Registration Statement on Form S-3 dated November 27, 2015, and the thirteenth supplemental indenture, dated August 13, 2020, governing the 2030 notes, which was filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated August 13, 2020, and filed on August 13, 2020.
The 2030 notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation’s future unsecured subordinated debt and equally in right of payment with all of Ball Corporation’s existing and future unsecured senior debt, including the notes.
Principal, Maturity and Interest
As of June 30, 2021, the outstanding aggregate principal amount of the 2030 notes was $1.3 billion. The 2030 notes will mature on August 15, 2030. Interest on the 2030 notes accrues at a rate of 2.875% per annum and is payable semiannually in arrears on February 15 and August 15 of each year to holders of record on the immediately preceding February 1 and August 1.
Subsidiary Guarantees
Ball Corporation’s payment obligations under the 2030 notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball’s existing and future domestic subsidiaries, other than certain excluded subsidiaries. The 2030 notes are not guaranteed by any of Ball’s foreign subsidiaries.
The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor’s senior existing and future unsecured debt, is such guarantor’s senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor’s existing and future debt that expressly provides for its subordination to such subsidiary guarantor’s subsidiary guarantee.
Optional Redemption
At any time, we may redeem all or some of the 2030 notes, upon not less than 15 nor more than 60 days’ notice, prior to May 15, 2030 (the “2030 note Par Call Date”), at a redemption price equal to the greater of (1) 100% of the principal amount of the 2030 notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 notes that would be due if the 2030 notes matured on the 2030 note Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate (as defined in the 2030 note indenture) plus 50 basis points, plus in each case, any accrued and unpaid interest to, but excluding, the date of redemption.

At any time on or after the 2030 note Par Call Date, Ball may redeem all or any of the 2030 notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of redemption.
Change of Control
Upon a change of control repurchase event, as defined in the indenture governing the 2030 notes, the holders of the 2030 notes have the right to require us to repurchase all or any part of that holder’s 2030 notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.
Certain Covenants
The 2030 notes indenture contains certain covenants for the benefit of the holders of the 2030 notes which restrict our ability to, among other things: create liens; enter into sale and leaseback transactions; and merge or consolidate with other entities.
Such covenants are subject to certain other limitations and exceptions as set forth in the indenture governing the 2030 notes.

DESCRIPTION OF NOTES
You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the words “Ball,” “we,” “us” and “our” refer only to Ball Corporation and not to any of its Subsidiaries.
Ball Corporation is offering an aggregate of $850 million of senior notes (the “notes”). Ball will issue the notes under a base indenture dated November 27, 2015, among itself and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by:
•
a fourteenth supplemental indenture with respect to the notes (the “Fourteenth Supplemental Indenture”), among Ball, the Guarantors and the trustee.

For convenience, the base indenture, as amended and supplemented by the Fourteenth Supplemental Indenture is referred to as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
The following description is a summary of the material provisions of the notes and indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
Brief Description of the Notes and the Guarantees
The Notes
The notes will be Ball’s senior unsecured obligations and will rank:
•
equally in right of payment to all of Ball’s existing and future senior Indebtedness, including its existing senior notes; and

•
senior in right of payment to all of Ball’s future Indebtedness that expressly provides for its subordination to the notes.

In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including holders of the notes. Further, borrowings under our existing credit facilities are secured by a pledge of capital stock of Ball’s Domestic Subsidiaries and 65% of the capital stock of certain of Ball’s Foreign Subsidiaries. In addition, the assets of the Subsidiaries of Ball that are not Guarantors, such as Ball’s Foreign Subsidiaries and the Excluded Subsidiaries, will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See “Risk Factors — Risks Related to the Notes — The notes and the subsidiary guarantees will be unsecured and effectively subordinated to our existing and future secured debt” and “Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables, that do not guarantee the notes.”
The Guarantees
Ball’s payment obligations under the notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be the Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball as of the date of the Fourteenth Supplemental Indenture, other than the Excluded Subsidiaries. Additionally, all future Domestic Subsidiaries of Ball that guarantee any other Indebtedness of Ball, other than those Subsidiaries that are designated as Excluded Subsidiaries, will be required to become Guarantors.

The subsidiary guarantee of each Guarantor will be such Guarantor’s senior unsecured obligation and rank:
•
equally in right of payment to all of such Guarantor’s existing and future senior debt, including such Guarantor’s guarantee of Ball’s existing senior notes; and

•
senior in right of payment to all of such Guarantor’s future debt that expressly provides for its subordination to such Guarantor’s subsidiary guarantee.

In the event that the Guarantors’ secured creditors exercise their rights with respect to the Guarantors’ pledged assets, the Guarantors’ secured creditors would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to their other creditors, including with respect to the guarantees of the notes. In addition, although each Domestic Subsidiary of Ball that guarantees any other Indebtedness of Ball, other than the Excluded Subsidiaries, will guarantee the notes, none of Ball’s other Subsidiaries, including its Foreign Subsidiaries, will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and other liabilities, including their trade payables, before they will be able to distribute any of their assets to Ball. The non-guarantor subsidiaries generated approximately 46% and 48% of our net sales for the year ended December 31, 2020, and the six months ended June 30, 2021, respectively, and held approximately 64% and 63% of our assets as of December 31, 2020, and June 30, 2021, respectively.
Principal, Maturity and Interest
The notes will be initially limited to $850 million in aggregate principal amount and will mature on September 15, 2031. The notes will bear interest at the rate of 3.125% per annum from the date of original issuance, or from the most recent interest payment date to which interest has been paid or provided for.
We will make interest payments on the notes semi-annually in arrears on March 15 and September 15, commencing on March 15, 2022 to the holders of record at the close of business on the immediately preceding March 1 and September 1 (or, if not a business day, then the business day prior). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If an interest payment date or the maturity date with respect to the notes falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made. The notes will be issued in registered book-entry form only, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The indenture does not limit the amount of notes that we may issue under the indenture and provides that notes may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue additional notes having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) and ranking equally and ratably with such notes offered hereby. Such notes offered hereby and any such additional notes having the same terms, and ranking equally and ratably with, such notes offered hereby as described above, that are subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes that are not fungible with the relevant notes offered hereby for U.S. federal income tax purposes shall have a separate securities identifier. Ball may issue one or more other classes or series of notes under the base indenture and subsequent supplemental indentures. Unless the context requires otherwise, references herein to the “notes” include any additional notes subsequently issued under the indenture that are treated as a single class (but do not include notes subsequently issued under the base indenture and subsequent supplemental indentures that are treated as a different class).
Methods of Receiving Payments on the Notes
With respect to notes represented by global notes, Ball will pay all principal, interest and premium, if any, on such notes in accordance with the procedures of the depositary. If a holder of notes has given wire transfer instructions to Ball, Ball will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Ball elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
The trustee will initially act as paying agent and registrar. Ball may change the paying agent or registrar without prior notice to the holders of the notes, and Ball or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ball is not required to transfer or exchange any note selected for redemption. Also, Ball is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Subsidiary Guarantees
Ball’s payment obligations under the notes will be fully and unconditionally guaranteed by each of Ball’s current and future Domestic Subsidiaries that guarantee any other Indebtedness of Ball, other than the Excluded Subsidiaries. Ball’s payment obligations under the notes will not be guaranteed by any of Ball’s Foreign Subsidiaries. The subsidiary guarantees will be joint and several obligations of the Guarantors.
Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principles. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor’s liability on its subsidiary guarantee could be reduced to zero. See “Risk Factors — Risks Related to the Notes — The subsidiary guarantees of the notes could be subordinated or voided by a court.”
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Ball or another Guarantor, unless:
(1)
immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)
either (a) the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than the Guarantor, assumes all the obligations of that Guarantor under the indenture and its subsidiary guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee or (b) such sale or other disposition (including by merger or consolidation) does not violate the applicable provisions of the indenture.

The subsidiary guarantee of a Guarantor will be released:
(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Ball or a Subsidiary of Ball;

(2)
in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of Ball, to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ball;

(3)
upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or

(4)
upon release of such subsidiary Guarantor’s Guarantee of all other Indebtedness of Ball.

Optional Redemption
Ball may redeem all or any of the notes at any time in whole, or from time to time in part, prior to June 15, 2031 (three months prior to the maturity date of the notes) (the “Par Call Date”), at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes that would be due if such notes matured on the Par Call Date discounted to the date of redemption (excluding interest accrued to the date of redemption), on a semiannual basis, at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus in each case, any accrued and unpaid interest on the notes to, but excluding, the date of redemption. The redemption prices for the notes will be calculated assuming a 360-day year consisting of twelve 30-day months.
At any time on or after the Par Call Date, Ball may redeem all or any of the notes at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest on the notes to, but excluding, the date of redemption.
Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.
For purposes of the foregoing discussion, the following definitions apply:
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption and assuming for this purpose that the notes matured on the Par Call Date) of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations obtained by Ball for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (ii) if we are unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by Ball, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.
“Independent Investment Banker” means Deutsche Bank Securities Inc., or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Ball.
“Reference Treasury Dealer” means (i) Deutsche Bank Securities Inc. (or its affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), Ball may substitute another institution to act as a Primary Treasury Dealer, and (ii) at least two other Primary Treasury Dealers selected by Ball.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by Ball, of the bid and asked prices for the Comparable Treasury Issue for the notes, expressed in each case as a percentage of its principal amount, quoted in writing to Ball by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.
“Treasury Rate” means, with respect to any redemption date applicable to the notes, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third business day immediately preceding the redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the redemption date.
Repurchase at the Option of Holders Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless Ball has exercised its right to redeem the notes as described above under “— Optional Redemption” within 60 days after the Change of Control, Ball will make an offer (a “Change of Control Offer”) to each holder of the notes to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”).
Within 30 days following any Change of Control Repurchase Event or, at Ball’s option, prior to the consummation of the Change of Control transaction, but after the public announcement thereof, Ball will send a notice to each holder of notes describing the transaction or transactions that constitutes the Change of Control and offering to repurchase such notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. If sent prior to the date of consummation of the Change of Control transaction, the notice will state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring prior to the Change of Control Payment Date.
Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the indenture by virtue of such compliance.
On the Change of Control Payment Date, Ball will, to the extent lawful:
(1)
accept for payment all notes or portions of notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to a Change of Control Offer; deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased by Ball.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ball repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
Ball will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ball and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the Second Change of Control Payment Date.
The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of Ball and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ball to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Ball and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Selection and Notice
If less than all of the notes are to be redeemed at any time, the trustee (or the registrar, as applicable) will select notes for redemption on a pro rata basis, or, in the case of notes issued in global form as discussed under “Book-Entry Procedures” based on the applicable procedures described therein. Neither the trustee nor the registrar shall be liable for selections made by the trustee or registrar, as applicable, in accordance with this paragraph.
No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail or delivered through the applicable procedures of the depositary at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.
Any notice of any redemption may, at Ball’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a sale of common stock or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Ball’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by Ball in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with the requirements of the depositary.
All notices to the holders of the notes regarding the notes will be mailed to them at their respective addresses in the register of the notes and will be deemed to have been given on the fourth business day after the date of mailing.
For notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.
Certain Covenants
Limitation on Liens
Ball will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Subsidiaries, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, without securing the notes (together with, at the option of Ball, any other Indebtedness of Ball or any Subsidiary ranking equally in right of payment with the notes) equally and ratably with or, at the option of Ball, prior to, such other Indebtedness for so long as such other Indebtedness is so secured.

Any Lien that is granted to secure the notes under this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes under this covenant.
“Permitted Liens” means:
(1)
Liens securing Indebtedness on any Principal Property existing at the time of its acquisition and Liens on any Principal Property created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of the reconstruction, renovation, remodeling, expansion or improvement (each, a “substantial improvement”) of such Principal Property or (b) the placing in operation of such Principal Property after the acquisition or completion of any such construction or substantial improvement;

(2)
Liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, Ball or any of its Subsidiaries or it otherwise becomes a Subsidiary of Ball; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of Ball and (b) such Lien extends only to the Capital Stock and assets of such Person (and Subsidiaries of such Person) and/or to property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball;

(3)
Liens securing Indebtedness in favor of Ball and/or one or more of its Subsidiaries;

(4)
Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

(5)
Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

(6)
Liens existing on the date of the Fourteenth Supplemental Indenture;

(7)
Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (6) above or clauses (10) or (11) below or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to (i) all or part of substantially the same property which secured the Lien extended, renewed, refinanced, refunded or replaced and/or (ii) property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of Ball and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

(8)
Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker’s Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

(9)
Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness of Ball or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

(10)
Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date such Indebtedness is incurred, the amount that would cause the Consolidated Secured Leverage Ratio of Ball to be greater than 3.00 to 1.00 as of such date of incurrence; or

(11)
other Liens, in addition to those permitted in clauses (1) through (10) above, securing Indebtedness having an aggregate principal amount (including all outstanding Indebtedness incurred pursuant to clause (7) above to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11)), measured as of the date of the incurrence of any such Indebtedness (after giving pro forma effect to the application of the proceeds therefrom), taken together with the amount of all Attributable Debt of Ball and its Restricted Subsidiaries at that time outstanding relating to Sale and Leaseback Transactions permitted under the covenant described below under the caption “— Limitation on Sale and Leaseback Transactions,” not to exceed 15% of the Consolidated Net Tangible Assets of Ball measured as of the date any such Indebtedness is incurred (after giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred).

For purposes of clauses (10) and (11) above, (a) with respect to any revolving credit facility secured by a Lien, the full amount of Indebtedness that may be borrowed thereunder may, at Ball’s election, be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon and (b) if a Lien by Ball or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.
Limitation on Sale and Leaseback Transactions
Ball will not, nor will it permit any of its Restricted Subsidiaries to, enter into any arrangement with any other Person pursuant to which Ball or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by Ball or the Restricted Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if Ball or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the notes, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.
In addition, the following Sale and Leaseback Transactions are not subject to the limitation above and the provisions described in “— Limitation on Liens” above:
(1)
temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2)
leases between only Ball and a Subsidiary of Ball or only between Subsidiaries of Ball;

(3)
leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by Ball) of the subject property and Ball applies an amount equal to the net proceeds of the sale to the retirement of long term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale;

provided that in lieu of applying such amount to the retirement of long-term Indebtedness, Ball may deliver notes or other debt securities to the trustee for cancellation; and
(4)
leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

Merger, Consolidation or Sale of Assets
Ball may not, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ball and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)
either:

(a)
Ball is the surviving corporation; or

(b)
the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made is either a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, if such Person is not a corporation, a co-obligor of the notes that is a corporation organized or existing under any such laws is added;

(2)
the Person formed by or surviving any such consolidation or merger, if other than Ball, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ball under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)
immediately after such transaction, no Default or Event of Default exists.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among Ball and its Subsidiaries.
Additional Subsidiary Guarantees
If Ball or any of its Subsidiaries acquires or creates another Domestic Subsidiary that is a Restricted Subsidiary after the date of the Fourteenth Supplemental Indenture and such newly acquired or created Domestic Subsidiary guarantees (or is a guarantor of) any other Indebtedness of Ball, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 20 business days of the date on which it was acquired or created or such later date on which it guarantees (or is a guarantor of) such other Indebtedness of Ball; provided, that this covenant does not apply to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Ball will furnish to the trustee and the holders of notes or cause the trustee to furnish to the holders of the notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations (giving effect to applicable grace periods):
(1)
all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Ball were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Ball’s certified independent accountants; and

(2)
all current reports that would be required to be filed with the SEC on Form 8-K if Ball were required to file such reports.

In addition, whether or not required by the SEC, Ball will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (giving effect to applicable grace periods) unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

In addition, for so long as any notes remain outstanding, Ball and the Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
If Ball is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Ball will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above that are applicable to a non-accelerated filer unless the SEC will not accept such a filing. Ball agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Ball’s filings for any reason, Ball will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Ball were required to file those reports with the SEC.
Events of Default and Remedies
Each of the following is an “Event of Default” with respect to the notes:
(1)
default for 30 days in the payment when due of interest on the notes;

(2)
default in payment when due of the principal of, or premium, if any, on the notes;

(3)
failure by Ball for 30 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes to comply with the provisions described under the captions “— Repurchase at the Option of Holders Upon a Change of Control;”

(4)
failure by Ball or any of its Subsidiaries for 60 days after notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the notes;

(5)
default under any Indebtedness for money borrowed by Ball or any of its Subsidiaries (other than a receivables securitization entity) (or the payment of which is guaranteed by Ball or any of its Subsidiaries (other than a receivables securitization entity)) whether such Indebtedness or guarantee now exists, or is created after the date of the Fourteenth Supplemental Indenture, as applicable, if that default:

(a)
is caused by a failure to pay principal on such Indebtedness at its final stated maturity (or on or before the expiration of any grace period provided in such Indebtedness on the date of such default) (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity; and

(c)
in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more or its foreign currency equivalent, and in each case we have received notice specifying the default from the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding notes and thereafter do not cure the default within 30 days;
(1)
failure by Ball or any of its Subsidiaries to pay final judgments aggregating in excess of $75 million or its foreign currency equivalent, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

(2)
any subsidiary guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its subsidiary guarantee, in each case except as permitted by the indenture; and

(3)
certain events of bankruptcy or insolvency described in the indenture with respect to Ball or any of its Subsidiaries that is a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ball or any Subsidiary of Ball that is a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Under certain circumstances, holders of a majority in principal amount of the then outstanding notes may rescind any such acceleration with respect to the notes and its consequences. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare the notes to be due and payable immediately.
Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:
(1)
such holder has previously given the trustee notice that an Event of Default is continuing;

(2)
holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)
such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may on behalf of the holders of all of the notes rescind any acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.
Ball is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five business days after an officer becomes aware of any Default or Event of Default, Ball is required to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Ball or any Guarantor, as such, will have any liability for any obligations of Ball or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance
Ball may, at its option and at any time elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their subsidiary guarantees (“Legal Defeasance”) except for:
(1)
the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

(2)
Ball’s obligations with respect to the notes concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts duties and immunities of the trustee, and Ball’s and the Guarantors’ obligations in connection therewith; and

(4)
the Legal Defeasance and Covenant Defeasance (as defined herein) provisions of the indenture.

In addition, Ball may, at its option and at any time, elect to have the obligations of Ball and its Subsidiaries released with respect to certain covenants (including its obligation to make Change of Control Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. If Ball exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee. Ball may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and Ball must specify whether the notes are being defeased to maturity or to a particular Redemption Date;

(2)
in the case of Legal Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ball has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Fourteenth Supplemental Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the owners for U.S. federal income tax purposes of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the owners for U.S. federal income tax purposes of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings;

(5)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Ball or any of its Subsidiaries is a party or by which Ball or any of its Subsidiaries is bound;

(6)
Ball must deliver to the trustee an officers’ certificate stating that the deposit was not made by Ball with the intent of preferring the holders of notes over the other creditors of Ball with the intent of defeating, hindering, delaying or defrauding creditors of Ball or others; and

(7)
Ball must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the indenture or the subsidiary guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes) and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the subsidiary guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).
Without the consent of each holder of notes, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
(1)
reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders Upon a Change of Control Repurchase Event”);

(3)
reduce the rate of or change the time for payment of interest on any note, including default interest;

(4)
waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration;

(5)
make any note payable in money other than that stated in the notes;

(6)
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on the notes;

(7)
release any Guarantor that is a Significant Subsidiary from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

(8)
make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder or holders of notes, Ball, the Guarantors and the trustee may amend or supplement the indenture, the notes or a subsidiary guarantee:
(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated notes in addition to or in place of certificated notes, provided that such uncertificated notes are issued in registered form under Section 163(f)(5) of the Code (as defined herein);

(3)
to provide for the assumption of Ball’s or a Guarantor’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Ball’s or such Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, to provide for the issuance of additional notes in accordance with the indenture or to allow any Guarantor to execute a supplemental indenture and/or a subsidiary guarantee with respect to the notes;

(6)
to conform the text of the indenture, the subsidiary guarantees, or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the subsidiary guarantees or the notes;

(7)
to evidence and provide for the acceptance of appointment by a successor trustee;

(8)
to add guarantees with respect to the notes;

(9)
to secure the notes; and

(10)
to release any Lien granted in favor of the holders of the notes pursuant to the covenant described in “Certain Covenants — Limitation on Liens” upon release of the Lien securing the underlying obligation that gave rise to such Lien.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the indenture becomes effective, Ball is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:
(1)
either:

(a)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ball, have been delivered to the trustee for cancellation; or

(b)
all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ball or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ball or any Guarantor is a party or by which Ball or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
(3)
Ball or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)
Ball has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of all notes at maturity or the Redemption Date, as the case may be.

In addition, Ball must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the trustee becomes a creditor of Ball or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee on behalf of the holders of notes, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry Procedures
The notes will initially be represented by one or more global notes in registered, global form. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. Ball takes no responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.
DTC has advised Ball that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised Ball that, pursuant to procedures established by it:
(1)
upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the global notes; and

(2)
ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a global note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Ball and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Ball, the trustee nor any agent of Ball or the trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Ball that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Ball. Neither Ball nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Ball and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised Ball that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures and may discontinue such procedures at any time. Neither Ball nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A global note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:
(1)
DTC (a) notifies Ball that it is unwilling or unable to continue as depositary for the global notes and Ball fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)
Ball, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)
there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same Day Settlement and Payment
Ball will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Ball will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ball expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.
“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Finance Lease Obligation.”
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 of the Exchange Act, a person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement
“Board of Directors” means:
(1)
with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)
with respect to a limited liability company, the managing member or members or any controlling committee of managing members or managers thereof; and

(4)
with respect to any other Person, the board or committee of such Person serving a similar function.

“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would have been required to be capitalized on a balance sheet prepared in accordance with GAAP.
“Capital Stock” means:
(1)
in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:
(1)
the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Ball and its Subsidiaries taken as a whole to any “person,” as that term is used in Section 13(d)(3) of the Exchange Act, other than to Ball or any of its Subsidiaries;

(2)
the adoption of a plan relating to the liquidation or dissolution of Ball; or

(3)
the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person,” as defined above, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ball, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) Ball becomes a direct or indirect wholly-owned Subsidiary of a holding company and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Ball’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)
provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)
consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)
depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)
non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that the following items shall be excluded in computing Consolidated Net Income (without duplication):
(1)
the Net Income (but not loss) of any Person (other than Ball) that is not a Subsidiary or that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2)
the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3)
the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(4)
the cumulative effect of a change in accounting principles;

(5)
any gains or losses (on an after-tax basis) attributable to asset dispositions;

(6)
all extraordinary, unusual or non-recurring gains, charges, expenses or losses;

(7)
any non-cash compensation expenses recorded from grants of stock options, restricted stock and other equity equivalents to officers, directors and employees;

(8)
any impairment charge or asset write off;

(9)
net charges associated with or related to any restructurings;

(10)
all financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of Ball and its Subsidiaries incurred as a result of asset acquisitions, investments, asset sales and the issuance of Capital Stock or Indebtedness (whether or not successful), all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related asset acquisition, investment or asset sale;

(11)
expenses incurred by Ball or any Subsidiary to the extent reimbursed in cash by a third party;

(12)
all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being “Non-Cash Restructuring Charges”); and

(13)
income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

“Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is internally available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.
“Consolidated Secured Indebtedness” means, with respect to any specified Person as of any date, (a) the total amount of Indebtedness of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date that is secured by a Lien on the assets or property of such specified Person or upon shares of Capital Stock or Indebtedness of any of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, plus (b) the total amount of Finance Lease Obligations of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date, as determined on a consolidated basis in accordance with GAAP, plus (c) the total amount of Attributable Debt in respect of Sale and Leaseback Transactions of such Person and its Subsidiaries as of such date.
“Consolidated Secured Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Secured Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness that is secured by a Lien on Principal Property of such Person or upon shares of stock or Indebtedness of any of its Subsidiaries (other than ordinary working capital borrowings) subsequent to the commencement of the period for which such Consolidated Cash Flow is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Calculation Date”), then the Consolidated Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Consolidated Secured Leverage Ratio:
(1)
acquisitions and dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and giving effect to the application of proceeds from any dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

(2)
the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded,

provided that to the extent that clause (1) or (2) of this paragraph requires that pro forma effect be given to an acquisition, disposition or discontinued operations, as applicable, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of Ball (and may include, for the avoidance of doubt and without duplication, cost savings, synergies and operating expense resulting from such acquisition whether or not such cost savings, synergies or operating expense reductions would be allowed under Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Domestic Subsidiary” means any Subsidiary of Ball other than a Foreign Subsidiary.
“Excluded Subsidiary” means such Subsidiaries of Ball as may from time to time be designated by Ball as “Excluded Subsidiaries” pursuant to an officers’ certificate delivered to the trustee; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:
(1) the aggregate of the net sales of all such Subsidiaries shall not exceed $60.0 million in any twelve-month period; and (2) the aggregate of the assets, including capitalization, of all such Subsidiaries as of any date shall not exceed $60.0 million.
“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.
“Foreign Subsidiary” means any Subsidiary of Ball that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of the Fourteenth Supplemental Indenture.
“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
“Guarantors” means:
(1)
each Domestic Subsidiary of Ball as of the date of the Fourteenth Supplemental Indenture that guarantees any other Indebtedness of Ball (other than the Excluded Subsidiaries); and

(2)
any other Subsidiary of Ball that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the net payment obligations of such Person under:
(1)
interest rate swap agreements (including from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

(2)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person in respect of borrowed money, whether evidenced by credit agreements, bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any Principal Property of the specified Person or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.
The amount of any Indebtedness outstanding as of any date will be:
(1)
the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2)
the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)
in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

a
the fair market value (as determined in good faith by Ball) of such assets at the date of determination; and

b
the amount of the Indebtedness of the other Person.

For the avoidance of doubt, a letter of credit or analogous instrument will not constitute Indebtedness until it has been drawn upon.
“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by Ball.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.
“Net Income” means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)
any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

(2)
any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(3)
any one-time noncash charges (including legal, accounting, debt issuance and debt retirement costs) resulting from this offering of the notes hereby, the application of the net proceeds therefrom and the payment of related fees and expense.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.
“Principal Property” means any manufacturing plant or manufacturing facility owned by Ball or any of its Subsidiaries located within the continental United States that has a net book value in excess of 1.5% of the Consolidated Net Tangible Assets of Ball. For purposes of this definition, net book value will be measured at the time the relevant Lien is being created, at the time the relevant secured Indebtedness is incurred or at the time the relevant Sale and Leaseback Transaction is entered into, as applicable.
“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Ball’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by Ball as a replacement agency for Moody’s, S&P, or Fitch or each of them, as the case may be.
“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by Ball to affect a Change of Control.
“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies, provided that no such extension shall occur if on such 60th day the notes are rated Investment Grade by at least one of the Rating Agencies and the rating is not under publicly announced consideration for a possible downgrade by such Rating Agency):
a
if the notes are rated by any of the Rating Agencies on the Rating Date as Investment Grade, the rating of the notes shall be reduced so that the notes are rated below Investment Grade by each of the Rating Agencies and each Rating Agency making the reduction publicly confirms or informs Ball in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred); or

b
if the notes are rated below Investment Grade by each Rating Agency on the Rating Date, the rating of the notes shall remain rated below Investment Grade by each Rating Agency.

“Restricted Subsidiary” means any Domestic Subsidiary (other than any receivables securitization entity).
“S&P” means S&P Global Ratings Inc., a division of S&P Global Inc. and its successors.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Fourteenth Supplemental Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:
(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (1) and related to such Person, or any combination thereof.

For the avoidance of doubt, Rocky Mountain Metal Container LLC will not be deemed to be a Subsidiary of Ball for so long as Ball’s ownership percentage of the Voting Stock (measured by voting power) of the applicable entity as of the date of the date of the Fourteenth Supplemental Indenture does not materially increase.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes to non-U.S. holders (as defined below) that acquire the notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“U.S. Treasury Regulations”), judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as expatriates, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), to persons that hold the notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or to persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons that hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and are not holders of the 2022 notes, and it does not apply to banks and other financial institutions. No IRS ruling has been or will be sought regarding any matter discussed herein and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations to them of the acquisition, ownership and disposition of notes, as well as the effects of other U.S. federal, state, local and non-U.S. tax laws.
For purposes of this summary, a “non-U.S. holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes), other than a partnership or other pass-through entity for U.S. federal income tax purposes, that is not a “U.S. holder.” A “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, or is treated as, (i) a citizen or individual resident of the U.S., (ii) a corporation (or other entity taxable as a corporation) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships considering an investment in the notes should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
It is anticipated, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount.
Payments of interest
A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with a U.S. trade or business (and, in the case of certain applicable tax treaties, is not attributable to a permanent establishment or fixed base within the U.S.), provided that the non-U.S. holder:
(1)
does not actually or constructively, directly or indirectly, own 10% or more of the Issuer’s voting stock;

(2)
is not a “controlled foreign corporation” that is related to the Issuer (directly or indirectly) through stock ownership; and

(3)
certifies to its non-U.S. status and that no withholding is required pursuant to certain rules discussed below on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the U.S.) (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the U.S.), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the U.S.), the non-U.S. holder will generally be subject to U.S. withholding tax on interest payments, currently at a rate of 30%.
To claim an exemption from or a reduced rate of withholding under an applicable tax treaty, a non-U.S. holder must generally provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Disposition of a Note
A non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of a note (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above), unless:
(1)
the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain applicable tax treaties, the gain is attributable to a permanent establishment or fixed base within the U.S.); or

(2)
in the case of an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain applicable tax treaties, the gain is attributable to a permanent establishment or fixed base within the U.S. maintained by the non-U.S. holder), the first exception applies, and the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the non-U.S. holder is an individual that is present in the U.S. for 183 days or more during the taxable year in which gain is realized (and certain other conditions are met), the second exception applies, and the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such non-United States Holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed its timely reported capital losses allocable to U.S. sources.
Certain withholding rules.   Withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of notes held by or through certain foreign financial institutions (including investment funds) unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payments in respect of notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING
Deutsche Bank Securities Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below at the public offering price less the underwriting discounts and commissions set forth for the notes on the cover page of this prospectus supplement.
Principal Amount of Underwriter	Notes
Deutsche Bank Securities Inc.	$154,785,000
BofA Securities, Inc.	$129,776,000
Citigroup Global Markets Inc.	$129,776,000
Goldman Sachs & Co. LLC	$129,776,000
BNP Paribas Securities Corp.	$32,705,000
Mizuho Securities USA LLC	$32,705,000
Morgan Stanley & Co. LLC	$32,705,000
Rabo Securities USA, Inc.	$32,705,000
SMBC Nikko Securities America, Inc.	$32,705,000
UniCredit Capital Markets LLC	$32,705,000
Barclays Capital Inc.	$13,467,000
KeyBanc Capital Markets Inc.	$13,467,000
PNC Capital Markets LLC	$13,467,000
Santander Investment Securities Inc.	$13,467,000
Scotia Capital (USA) Inc.	$13,467,000
TD Securities (USA) LLC	$11,542,000
Academy Securities, Inc.	$7,695,000
MUFG Securities Americas Inc.	$7,695,000
Credit Agricole Securities (USA) Inc.	$7,695,000
Intesa Sanpaolo S.p.A.	$7,695,000
Total	$850,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other term of this offering may be changed. The underwriters may offer and sell notes through certain of their affiliates. The expenses of the offering, not including the underwriting discount, are estimated at $2 million and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system.
We cannot assure you that an active trading market for the notes will develop. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, an affiliate of Deutsche Bank Securities Inc. is the administrative agent and collateral agent under our Amended Credit Agreement and Deutsche Bank Securities Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Rabo Securities USA, Inc., SMBC Nikko Securities America, Inc., UniCredit Capital Markets LLC, Barclays Capital Inc., KeyBanc Capital Markets Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, MUFG Securities Americas Inc., Credit Agricole Securities (USA) Inc. and Intesa Sanpaolo S.p.A. or their affiliates, are lenders under the Amended Credit

Agreement. Affiliates of certain of the underwriters are lenders under the Amended Credit Agreement and certain of the underwriters or their affiliates may have other lending or credit arrangements with us, including under our accounts receivable factoring program. We have also entered into certain derivative hedging transactions with some of the underwriters, and an affiliate of Deutsche Bank Securities Inc. is the trustee under the indenture governing the 2022 notes and the indenture that will govern the notes offered hereby. To the extent any of the underwriters or their affiliates hold any of the existing senior notes, such underwriters or their affiliates may receive a portion of the net proceeds from this offering.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates have a lending relationship with us, and certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Intesa Sanpaolo S.p.A. is not a U.S. registered broker-dealer and it will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of Financial Industry Regulation Authority, Inc.
Selling Restrictions
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the notes or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any notes or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of notes by it will be made on the same terms.
European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity, which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither the Company, the operating partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (1) a retail investor means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this prospectus supplement, the accompanying prospectus or any related free writing prospectus relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, any person in the United Kingdom (“UK”) except in circumstances in which section 21(1) of FSMA will not apply. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the UK who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or high net worth entities, unincorporated associations and other persons who fall within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this this prospectus supplement, the accompanying prospectus or any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (1) a retail investor means a person who is one or more of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the UK by virtue of the European Union Withdrawal Act (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU)
No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”), and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in the UK of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to produce a prospectus pursuant to the UK Prospectus Regulation in relation to such offer. Neither the Company nor the underwriters have authorized, nor does the Company or the underwriters authorize, the making of any offer of the notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer. This prospectus, the accompanying prospectus and any related free writing prospectus are not a prospectus for the purpose of the UK Prospectus Regulation.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to the Company.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the UK.
Hong Kong
This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in other circumstances which do not result in any document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is a (a) corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of which is an accredited investor, then securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA of that corporation or the beneficiaries’ rights and interest (howsoever described) in such trust shall not be transferred within six months after that corporation or trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except (i) to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (ii) where no consideration is or will be given for the transfer (iii) where the transfer is by operation of law, as specified in Section 276(7) of the SFA, or as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in Section 309A of the SFA) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia (“Australian Corporations Act”)) in relation to the notes has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”). Each underwriters has represented and agreed, and each further underwriters will be required to represent and agree, that it:
a)
has not offered or invited applications, and will not offer or invite applications, for the issue sale or purchase of the notes in Australia (including an offer or invitation which is received by a person in Australia); and

b)
has not distributed or published, and will not distribute or publish, any draft, preliminary or definitive prospectus, disclosure document, advertisement or other offering material relating to the notes in Australia, unless

(i)
the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies, but disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Parts 6D.2 or 7.9 of the Australian Corporations Act;

(ii)
the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Australian Corporations Act;

(iii)
such action complies with all applicable laws, regulations and directives in Australia; and

(iv)
such action does not require any document to be lodged with ASIC.

Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has been or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The notes to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document, you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Settlement
We expect that delivery of the notes will be made against payment therefor on or about the third business day following the date of confirmation of orders with respect to the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS
Certain legal matters as to the validity of the notes are being passed upon by Charles E. Baker, Vice President, General Counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters have been represented in connection with this offering by Latham & Watkins LLP, New York, New York.

PROSPECTUS
Ball Corporation
Debt Securities
Common Stock
Preferred Stock
Warrants
From time to time, we may offer debt securities, common stock, preferred stock or warrants. In addition, from time to time, selling shareholders may offer our common stock.
We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
We or selling shareholders may sell the securities to or through underwriters, and also to other purchasers or through agents, whether or not owned on the date hereof. The names of the underwriters will be stated in the prospectus supplements and other offering material. We or selling shareholders may also sell securities directly to investors.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering.
Our common stock is listed on the New York Stock Exchange under the symbol “BLL.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 6.
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 4, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of debt securities, common stock, preferred stock or warrants, as described in this prospectus, in one or more offerings. In addition, selling shareholders may sell, from time to time, our common stock in one or more offerings. This prospectus provides you with a general description of the securities that we or selling shareholders may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering, including the securities offered, will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
Our principal offices are located at 9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510 and our telephone number is (303) 469-3131.
WHERE YOU CAN FIND MORE INFORMATION
Ball Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to you on the SEC’s website at http://www.sec.gov.
This prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC and incorporated by reference herein of therein for a more complete understanding of the document or matter.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Any information incorporated by reference is an important part of this prospectus, and any information that we file with the SEC and incorporate by reference herein subsequent to the date of this prospectus will be deemed automatically to update and supersede this information. The documents listed below previously filed with the SEC are incorporated by reference herein:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 5, 1973, on Form 8-A12B/A filed with the SEC on January 25, 2002 and on Form 8-A12B/A filed with the SEC on August 2, 2004.

Whenever after the date of this prospectus, and before the termination of the offering of the securities made under this prospectus, we file reports or documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, those reports and documents will be deemed to be incorporated by reference into this prospectus from the time they are filed. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.
If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference in this prospectus. Any such request should be directed to:
Ball Corporation
9200 W. 108th Circle, P.O. Box 5000
Westminster, CO 80021-2510
(303) 469-3131
Attention: General Counsel

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the documents incorporated by reference herein may contain, “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements represent our goals and actual results or outcomes may differ materially from those expressed or implied. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance. Forward-looking statements typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially.
Factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements are disclosed under “Risk Factors” in our periodic reports and in other documents that we file with the SEC. Some of the factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to the following:
in our packaging segments:
•
product capacity, supply, and demand constraints and fluctuations, including due to virus and disease outbreaks and responses thereto;

•
availability/cost of raw materials, equipment and logistics;

•
competitive packaging, pricing and substitution;

•
changes in climate and weather;

•
footprint adjustments and other manufacturing changes, including the startup of new facilities and lines;

•
failure to achieve synergies, productivity improvements or cost reductions;

•
unfavorable mandatory deposit or packaging laws;

•
customer and supplier consolidation;

•
power and supply chain interruptions;

•
potential delays and tariffs related to the U.K.’s departure from the EU;

•
changes in major customer or supplier contracts or a loss of a major customer or supplier;

•
political instability and sanctions;

•
currency controls;

•
changes in foreign exchange or tax rates; and

•
tariffs, trade actions, or other governmental actions, including business restrictions and shelter-in-place orders in any country or jurisdiction affecting goods produced by us or in our supply chain, including imported raw materials, such as those related to COVID-19;

in our aerospace segment:
•
funding, authorization, availability and returns of government and commercial contracts; and

•
delays, extensions and technical uncertainties affecting segment contracts;

in the Company as a whole, those listed above plus:
•
the extent to which sustainability-related opportunities arise and can be capitalized upon;

•
changes in senior management, succession, and the ability to attract and retain skilled labor;

•
regulatory action or issues including tax, environmental, health and workplace safety, including U.S. Food and Drug Administration and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

•
technological developments and innovations;

•
the ability to manage cyber threats;

•
litigation;

•
strikes;

•
disease;

•
pandemic;

•
labor cost changes;

•
rates of return on assets of the Company’s defined benefit retirement plans;

•
pension changes;

•
uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including policies, orders and actions related to COVID-19, the U.S. government elections, stimulus package(s), budget, sequestration and debt limit;

•
reduced cash flow;

•
interest rates affecting our debt; and

•
successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in the forward-looking statements. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALL CORPORATION
We are one of the world’s leading suppliers of aluminum packaging to the beverage, personal care and household products industries. We are the largest manufacturer of metal beverage containers in the world with significant industry positions in all major regions around the globe. Our sustainable aluminum packaging products are produced for a variety of end uses and are manufactured in facilities around the world. We also provide aerospace and other technologies and services to governmental and commercial customers within our aerospace segment.
Ball Corporation was organized in 1880 and incorporated in the State of Indiana in 1922. Ball Corporation’s principal executive offices are located at 9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510, and its telephone number is (303) 469-3131.
You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and in any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by us subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.
We will not receive any proceeds from any resale of our common stock by selling shareholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer secured or unsecured debt securities, which may be convertible. Our debt securities and any related guarantees will be issued under an indenture, dated November 27, 2015, between us and Deutsche Bank Trust Company Americas, as trustee, as amended from time to time. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.
We have summarized certain general features of the debt securities from the indenture. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities and the guarantees sets forth certain general terms and provisions. The particular terms of the debt securities and guarantees offered by any prospectus supplement (including which indenture such securities will be governed by) and the extent, if any, to which such general provisions may apply to the debt securities and guarantees will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
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title and aggregate principal amount;

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whether such securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether such securities will be entitled to the benefits of the guarantees or any other form of guarantee;

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conversion or exchange into other securities;

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whether such securities will be secured or unsecured, and if secured, what the collateral will consist of;

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percentage or percentages of principal amount at which such securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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redemption (including upon a “change of control”) or early repayment provisions;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such securities will be issued;

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whether such securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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conversion or exchange features;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of such securities can select the payment currency;

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securities exchange(s) on which such securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for such securities;

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extent to which a secondary market for such securities is expected to develop;

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additions to or changes in the events of default with respect to such securities and any change in the right of the applicable trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the applicable indenture;

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provisions relating to the modification of the applicable indenture both with and without the consent of holders of debt securities issued under such indenture; and

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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the applicable trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the applicable trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

DESCRIPTION OF CAPITAL STOCK
The following is a description of certain material terms of our amended articles of incorporation, bylaws and of certain provisions of Indiana law. The following summary does not purport to be complete and is qualified in its entirety by reference to our amended articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the relevant provisions of Indiana law.
General
Our authorized capital structure consists of:
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1,110,000,000 shares of common stock, without par value; and

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15,000,000 shares of preferred stock, without par value.

As of February 15, 2021, there were 327,926,616 shares of common stock and no shares of preferred stock issued and outstanding.
Common Stock
Voting
The holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.
Dividends
Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to such dividends as our board of directors may declare out of funds legally available.
Liquidation Rights
In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any series of our preferred stock, the holders of our common stock will be entitled to receive the distribution of any of our remaining assets.
Other matters
Holders of our common stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the common stock.
Preferred Stock
We are authorized to issue up to 15,000,000 shares of preferred stock in one or more series. Our amended articles of incorporation authorize our board of directors to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights and stated, redemption and liquidation values), preferences, limitations and restrictions of each unissued series. All shares of preferred stock of the same series must be identical with each other in all respects. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.
When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement. This information will include some or all of the following:
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the title or designation of the series;

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the number of shares to be included in the series;

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whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

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the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

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the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

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the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Ball Corporation;

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whether the preferred stock being offered will be listed on any securities exchange;

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if necessary, a discussion of certain federal income tax considerations applicable to the preferred stock being offered;

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the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

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any other relative rights, preferences, limitations and powers not inconsistent with applicable law or our articles of incorporation or bylaws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.
Certain Anti-Takeover Matters
Certain provisions of our amended articles of incorporation and bylaws, as well as certain provisions of the Indiana Business Corporation Law, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:
Classified Board of Directors
The Indiana Business Corporation Law was amended effective July 1, 2009, to require every corporation that has a class of voting shares registered with the SEC under Section 12 of the Exchange Act to maintain a classified board structure whereby its directors are elected for staggered terms in office. Corporations that were publicly-held at the time the classified board mandate became effective had until July 31, 2009, to amend their bylaws to elect not to be subject to this requirement. We did not amend our bylaws within the prescribed time and, accordingly, we are required to maintain our current classified board structure. Our amended articles of incorporation and bylaws provide for a board of directors, currently consisting of twelve members, which is divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Subject to the right of holders of any series of preferred stock to elect directors, shareholders elect one class constituting approximately one-third of the board of directors for a three-year term at each annual meeting of shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the board of directors. The classification of directors makes it more difficult to change the composition of the board of directors and instead promotes a continuity of existing management.
Removal of Directors Only for Cause; Filling Vacancies
Our amended articles of incorporation provide that, subject to the right of holders of any series of preferred stock to elect directors, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Our amended articles of incorporation also provide that, subject to the right of holders of any series of preferred stock to elect directors, any newly created directorships resulting from an increase in the number of directors and any vacancy on the board shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
The director removal and vacancy provisions restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the board of directors by filling the vacancies created by removal with its own nominees.
Advance Notice Requirements
Our bylaws set forth advance notice procedures with regard to shareholder nomination of candidates for election as directors and shareholder proposals of business to be presented at annual meetings of shareholders. These procedures provide that notice of such shareholder nominations or proposals must be given timely in proper written form to the Secretary of Ball Corporation prior to the meeting at which the shareholder nominee or such business is to be considered. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, the notice must contain the information required by our bylaws, including information regarding the proposal and the proponent. The advance notice requirements may have the effect of discouraging a potential acquiror from conducting a proxy contest to elect directors or otherwise attempting to influence or gain control of our company.
Special Meetings of Shareholders
Our bylaws do not grant shareholders the right to call a special meeting of shareholders. Under our bylaws, special meetings of shareholders may be called only by our chairman of the board or by the board of directors or as otherwise may be required by law.
Restrictions on Certain Related Party Business Combination Transactions
In order to approve certain business combination transactions involving related parties, our amended articles of incorporation require the affirmative vote of the holders of at least 75% of the then outstanding shares of our capital stock entitled to vote generally in the election of directors. These related party business combination transactions include:
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any merger or consolidation of us or any of our subsidiaries with (1) any related party or (2) any other person or entity who or which is, or after such merger or consolidation would be, an affiliate or associate of the related party;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any related party or an affiliate or associate of a related party of any assets of Ball Corporation or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

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any issuance or transfer by us or any of our subsidiaries of any securities having an aggregate fair market value of $10,000,000 or more of Ball Corporation or any of our subsidiaries to any related party or an affiliate or associate of a related party in exchange for cash, securities or property (or combination thereof);

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the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related party or an affiliate or associate of a related party;

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any reclassification of securities or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction that has the effect, either directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of us or any of our subsidiaries that is directly or indirectly owned by any related party or an affiliate or associate of a related party; or
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any agreement, contract or other arrangement providing for any one or more of the transactions mentioned above.

A related party is a person or entity (other than us, any of our subsidiaries, and our, or our subsidiaries’, employee benefit plans and any trustees or fiduciaries thereof acting in such capacities) who or which (1) is the beneficial owner of more than 10% of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (2) is one of our affiliates or associates and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of our outstanding capital stock entitled to vote generally in the election of directors; or (3) is an assignee of or has otherwise succeeded to any shares of our voting stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any related party, if such assignment or succession shall have occurred in the course of a transaction not involving a public offering within the meaning of the Securities Act.
The supermajority voting requirement does not apply, however, if:
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the related party business combination transaction is approved by a majority of directors who are (1) unaffiliated with the related party and who were directors before such person or entity became a related party or (2) relevant unaffiliated successors of such directors; or

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specified price, form of consideration and procedural requirements have been met.

Amendment of Articles and Bylaws
Our amended articles of incorporation generally require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors to alter, amend, repeal or adopt any provision inconsistent with certain provisions of our amended articles of incorporation, including those described above. Our bylaws may be altered, added to, amended or repealed only by our board of directors. Shareholders do not have this authority.
Indiana Business Combinations Statute
We are subject to Chapter 43, the Business Combinations Chapter, of the Indiana Business Corporation Law. Our bylaws provide that Chapter 42, the Control Share Acquisition Chapter, of the Indiana Business Corporation Law shall not apply to control share acquisitions of shares of our capital stock.
Subject to exceptions set forth in the Business Combinations Chapter, that Chapter prohibits an Indiana corporation from engaging in certain business combination transactions, including transactions similar to the related party business combination transactions described above, with any interested shareholder for a period of five years following the date that the shareholder first became an interested shareholder, unless the business combination or the purchase of shares made by the interested shareholder on such date is approved by the board of directors of the corporation prior to such date. If prior approval of the board of directors is not obtained, several price and procedural requirements must be met before the business combination may be completed.
In general, the Business Combinations Chapter defines an interested shareholder as any person who or which (1) is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) is an affiliate or associate of the corporation and at any time within the five year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the corporation.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Trust Company.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock or common stock. Such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the specific terms of any warrants offered thereby, including:
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the title or designation of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

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the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

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the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

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if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of such warrant will be payable;

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if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if necessary, a discussion of certain federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Charles E. Baker, Vice President, General Counsel and Corporate Secretary of Ball Corporation, will provide opinions regarding the authorization and validity of the securities. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$850,000,000
Ball Corporation
3.125% Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Global Coordinators and Joint Book-Running Managers
Deutsche Bank Securities
BofA Securities
Citigroup
Goldman Sachs & Co. LLC
Joint Book-Running Managers
BNP PARIBAS
Mizuho Securities
Morgan Stanley
Rabo Securities
SMBC Nikko
UniCredit Capital Markets
Co-Managers
Barclays
KeyBanc Capital Markets
PNC Capital Markets LLC
Santander
Scotiabank
TD Securities
Academy Securities
MUFG
Credit Agricole CIB
IMI — Intesa Sanpaolo
September 9, 2021